Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE - 01/23/2020

Equity Bancshares, Inc. Announces Fourth Quarter Earnings of $0.64

per Diluted Common Share and Net Income of $10.0 Million

Company reports net interest margin expansion in fourth quarter and successful year for non-interest expense and non-interest income initiatives

WICHITA, Kansas, January 23, 2020 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “we”, “us”, “our”), the Wichita-based holding company of Equity Bank, reported its unaudited results for the fourth quarter and year ended December 31, 2019, including net income allocable to common stockholders for the year of $25.6 million, or $1.61 per diluted share, and $10.0 million, or $0.64 per diluted share, in the fourth quarter.

“Our fourth quarter 2019 results indicate the collaborative effort of our retail and deposit teams to price our offerings and meet the needs of our diverse customer base in our regions,” said Brad Elliott, Chairman and CEO of Equity. “We have remained highly competitive for our customers in all areas while continuing to deliver shareholder value.”

“During many initiatives that have improved our customer experience, responsiveness and satisfaction, we operated with the entrepreneurial spirit that is one of our core values and differentiators,” said Mr. Elliott.  “As a result, our net interest margin and our non-performing asset ratios have shown improvement.  Our focus in 2020 includes continuing to offer the relationship-based customer service that our business clients and consumers value and providing innovative products that help us grow signature deposits, including checking, operating and savings accounts.  We continue to monitor and develop relationships for further business combinations and, as always, we prioritize cultural fit in addition to stockholder value.”

On February 8, 2019, Equity completed its acquisition of two bank locations in Guymon, Oklahoma, and one bank location in Cordell, Oklahoma, from MidFirst Bank (“MidFirst”) of Oklahoma City, Oklahoma (“the MidFirst acquisition”).

Notable Items:

•

Net income before taxes for the fourth quarter of 2019 was $13.1 million, or $0.84 per diluted share, compared to net income before taxes of $12.9 million, or $0.80 per diluted share, for the same time period in 2018.  Net income before taxes, adjusted to exclude merger expense was $13.8 million, or $0.86 per diluted share, for the fourth quarter of 2018.  There were no merger expenses in the fourth quarter of 2019.

•

Stated diluted income per share in the fourth quarter of 2019 was $0.64.  Stated diluted income per share for the year ended December 31, 2019 was $1.61.  Merger expenses, adjusted for estimated income tax, were $694 thousand for the year ended December 31, 2019, or $0.04 per diluted share.

•

On April 18, 2019, the Board of Directors of Equity Bancshares, Inc. authorized the repurchase of up to 1,100,000 shares of our Class A Voting Common Stock, par value $0.01 per share, from time to time, beginning April 29, 2019 and concluding October 30, 2020.  The repurchase program does not obligate us to acquire a specific dollar amount or number of shares and it may be extended, modified or discontinued at any time without notice.  As of December 31, 2019, a total of 421,016 shares have been repurchased under this authorization at an average price of $25.81.

Equity Bancshares, Inc.

PRESS RELEASE - 01/23/2020

Equity’s Balance Sheet Highlights:

•

Total loans held for investment of $2.56 billion at December 31, 2019, as compared to total loans held for investment of $2.58 billion at December 31, 2018.  The decrease of $18.8 million includes a decrease of $25.3 million, or 1.0%, partially offset by $6.5 million of loans added in the MidFirst acquisition.

•

Total deposits were $3.06 billion at December 31, 2019, as compared to $3.12 billion at December 31, 2018.  Signature deposits, including core deposits comprised of checking, savings and money market accounts, were $2.23 billion at December 31, 2019, as compared to $2.12 billion at December 31, 2018.  Signature deposits increased $114.8 million, or 5.4%, including $48.5 million assumed in the MidFirst acquisition.

•	Total assets were $3.95 billion at December 31, 2019, as compared to $4.06 billion at December 31, 2018. The MidFirst acquisition added total assets of $98.6 million.
•

Book value per common share was $30.95 at December 31, 2019, as compared to $28.87 at December 31, 2018. Tangible book value per common share was $20.75 at December 31, 2019, as compared to $19.08 at December 31, 2018.

Financial Results for the Year Ended December 31, 2019

Net income allocable to common stockholders was $25.6 million for the year ended December 31, 2019, as compared to $35.8 million for the year ended December 31, 2018, a decrease of $10.2 million, principally related to the non-typical specific impairment of $14.5 million ($11.3 million adjusted for taxes) taken during the first quarter of 2019.  Results of operations of the MidFirst acquisition are included in Equity’s 2019 results of operations subsequent to the acquisition on February 8, 2019.  Equity’s financial results also reflect results of operations of our 2018 mergers subsequent to the merger dates.  Equity Bank merged with City Bank and Trust (“CBT”) in Guymon, Oklahoma, on August 23, 2018, and on May 4, 2018, Equity completed mergers with Kansas Bank Corporation (“KBC”), parent company of First National Bank of Liberal/Hugoton (“FNB”) in Liberal, Kansas and Adams Dairy Bancshares, Inc. (“Adams”), parent company of Adams Dairy Bank in Blue Springs, Missouri.

Diluted earnings per share were $1.61 for the year ended December 31, 2019, as compared to $2.28 for the comparable period of 2018.  Weighted average fully diluted shares were 15,843,211 and 15,708,386 for the year ended December 31, 2019 and 2018.

Net interest income was $125.9 million for the year ended December 31, 2019, as compared to $124.8 million for the year ended December 31, 2018, an increase of $1.1 million, or 0.8%.  The additional net interest income was primarily the result of interest-earning assets growing at a faster rate than interest-bearing liabilities due to increases in non-interest-bearing deposits and capital.

Our net interest margin was 3.48% for the year ended December 31, 2019, as compared to 3.81% for the year ended December 31, 2018.  The decrease in net interest margin was primarily due to an increase in cost of funds, a reduction in loan fees, additional callable bond premium amortization related to the adoption of ASU 2017-08 and the movement of the aforementioned large credit relationship with the non-typical specific impairment to nonaccrual during the first quarter of 2019.

The provision for loan losses was $18.4 million for the year ended December 31, 2019, as compared to $4.0 million for the year ended December 31, 2018.  In the first quarter of 2019, we recorded a $14.5 million provision for loss against a credit relationship and subsequently charged off a net of $15.2 million on this credit relationship during the year ended December 31, 2019.  Net charge-offs for the year ended December 31, 2019, were $2.4 million, exclusive of the net charge offs related to the previously mentioned credit relationship, as compared to net charge-offs of $1.0 million for the comparable period in 2018.  The increase in adjusted charge-offs year over year was primarily the result of purchased loans moving out of the portfolio.

Total non-interest income was $25.0 million for the year ended December 31, 2019, as compared to $19.7 million for the year ended December 31, 2018.  The increase is largely attributable to increases in debit card income, service charges and fees and mortgage banking income.

Equity Bancshares, Inc.

PRESS RELEASE - 01/23/2020

Total non-interest expense was $99.6 million for the year ended December 31, 2019, as compared to $94.4 million for the year ended December 31, 2018.  These results include the effect of the May 2018 addition of five locations in southwest Kansas plus one location in Blue Springs, Missouri; the August 2018 addition of one location in Guymon, Oklahoma; and the February 2019 acquisition of two additional locations in Guymon, Oklahoma, and one location in Cordell, Oklahoma.  In addition, the results reflect added lending, customer service, corporate and operations staff indirectly attributable to mergers and organic growth.  Data processing costs increased due to more accounts, higher transaction volumes and our new online banking platform.  Also, included in non-interest expense for 2019 are expenditures related to the infrastructure around our Trust and Wealth Management business line and increased professional fees associated with the previously disclosed specific credit relationship.  Merger expenses of $915 thousand ($694 thousand after tax) for the year ended December 31, 2019, as compared to $7.5 million ($5.7 million after tax) for the year ended December 31, 2018, were also included in non-interest expense.

Equity’s effective tax rate for the year ended December 31, 2019 was 22.2% as compared to 22.4% for the year ended December 31, 2018.  For both of the comparable periods, the estimated annual effective tax rate at which income tax expense was provided reflect, in addition to statutory tax rates, the levels of tax-exempt interest income, non-taxable life insurance income, non-deductible facilitative merger expense and other non-deductible expense in proportion to annual income before income taxes, as well as federal income tax credits available in each annual period.

Financial Results for the Quarter Ended December 31, 2019

Net income allocable to common stockholders was $10.0 million for the three months ended December 31, 2019, as compared to net income allocable to common stockholders of $9.9 million for the three months ended December 31, 2018, an increase of $89 thousand.

Diluted earnings per share were $0.64 for the three months ended December 31, 2019, as compared to diluted earnings per share of $0.62 for the comparable period in 2018.  Weighted average fully diluted shares were 15,684,962 and 16,095,103 for the three months ended December 31, 2019 and 2018.

Net interest income was $32.4 million for the three months ended December 31, 2019, as compared to $33.3 million for the three months ended December 31, 2018, a $931 thousand, or 2.8%, decrease.  The decrease in net interest income was primarily driven by average rates of interest-earning assets falling at a faster rate than average rates of interest-bearing liabilities.

The net interest margin was 3.61% for the three months ended December 31, 2019, as compared to 3.70% for the three months ended December 31, 2018.  The decrease in net interest margin was primarily due to a reduction in loan fees, a falling interest rate environment where the average rate of interest-earning assets fell faster than the average rate of interest-bearing liabilities as well as movement of the aforementioned large credit relationship to nonaccrual during the first quarter of 2019.

The provision for loan losses was $1.1 million for the three months ended December 31, 2019, as compared to $750 thousand for the three months ended December 31, 2018.  For the three months ended December 31, 2019, we had net charge-offs of $6.7 million, of which $5.0 million was related to the credit relationship for which we provisioned $14.5 million during the first quarter of 2019, as compared to net charge-offs of $307 thousand for the same period in 2018.  The increase in adjusted net charge-offs year-over-year was primarily the result of purchased loans moving out of the portfolio.

Total non-interest income for the quarter ended December 31, 2019 was $6.6 million, as compared to $5.4 million for the quarter ended December 31, 2018.  This increase was largely due to increases in debit card income, service charges and fees and an increase in mortgage banking.  The increases in debit card income and service charges and fees are principally attributable to the addition of accounts and higher transaction volumes.

Equity Bancshares, Inc.

PRESS RELEASE - 01/23/2020

Total non-interest expense was $24.8 million for the quarter ended December 31, 2019, as compared to $25.1 million for the quarter ended December 31, 2018.  The decrease in non-interest expense is due largely to decreases in salaries and employee benefits, merger expense and FDIC insurance expense, partially offset by increases in other expense, data processing, other real estate owned expense, professional fees and net occupancy and equipment expense.  Non-interest expense does not include any merger expenses for the three months ended December 31, 2019.  Merger expenses for the three months ended December 31, 2018, totaled $938 thousand ($712 thousand after tax).

Equity’s effective tax rate for the quarter ended December 31, 2019 was 23.8%, as compared to 23.0% for the quarter ended December 31, 2018.

Loans, Deposits and Total Assets

Loans held for investment were $2.56 billion at December 31, 2019, as compared to $2.58 billion at December 31, 2018, a decrease of $18.8 million.

As of December 31, 2019, Equity’s allowance for loan losses to total loans was 0.48%, as compared to 0.44% at December 31, 2018.  Total reserves, including purchase discounts, to total loans were approximately 0.85% as of December 31, 2019, as compared to 1.02% at December 31, 2018.  Nonperforming assets were $46.9 million as of December 31, 2019, or 1.19% of total assets.  Nonperforming assets were $39.6 million at December 31, 2018, or 0.98% of total assets.

Total deposits were $3.06 billion at December 31, 2019, as compared to $3.12 billion at December 31, 2018, a decrease of $59.9 million.  This decrease included $174.7 million of time deposits and $22.5 million of demand deposits, partially offset by an increase of $137.3 million in savings, NOW and money market deposits and $98.5 million assumed in the MidFirst acquisition.  Signature deposits were $2.23 billion at December 31, 2019, as compared to $2.12 billion at December 31, 2018.  The decrease in time deposits was primarily due to roll-off of wholesale deposits.

At December 31, 2019, Equity had consolidated total assets of $3.95 billion, as compared to $4.06 billion at December 31, 2018, a decrease of $112.1 million.

Borrowings and Capital

At December 31, 2019, borrowings totaled $383.6 million, as compared to $464.7 million at December 31, 2018.  The decrease in borrowings was principally due to a $60.5 million decrease in Federal Home Loan Bank advances, a $14.4 million decline in retail repurchase agreements and a $6.5 million reduction in bank stock loan.

At December 31, 2019, common stockholders’ equity totaled $478.1 million, $30.95 per common share, as compared to $455.9 million, $28.87 per common share, at December 31, 2018.  Tangible common equity was $320.5 million and tangible book value per common share was $20.75 at December 31, 2019.  Tangible common equity was $301.3 million and tangible book value per common share was $19.08 at December 31, 2018.  During the second and third quarters of 2019, the company repurchased a total of 421,016 shares of our Class A Voting Common Stock at a total cost of $10.9 million, or $25.81 per share.  There were no shares of our Class A Voting Common Stock repurchased during the fourth quarter of 2019.  The ratio of common equity tier 1 capital to risk-weighted assets was 11.63% and the total capital to risk-weighted assets was 12.59% at December 31, 2019.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this press release.

Conference Call and Webcast

Equity Bancshares, Inc.

PRESS RELEASE - 01/23/2020

Equity Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Greg Kossover, will hold a conference call and webcast to discuss fourth quarter and annual 2019 results on Friday, January 24, 2020 at 10 a.m. eastern time, 9:00 a.m. central time.

Investors, news media and other participants should register for the call or audio webcast at investor.equitybank.com. On Friday, January 24, 2020, participants may also dial into the call toll-free at (844) 534-7311 from anywhere in the U.S. or (574) 990-1419 internationally, using conference ID no. 1766348.

Participants are encouraged to dial into the call or access the webcast approximately 10 minutes prior to the start time.  Presentation slides to pair with the call or webcast will be posted one hour prior to the call at investor.equitybank.com.

A replay of the call and webcast will be available two hours following the close of the call until January 31, 2020, accessible at (855) 859-2056 with conference ID no. 1766348 at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

No Offer or Solicitation

This press release shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2019 and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from

Equity Bancshares, Inc.

PRESS RELEASE - 01/23/2020

what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(816) 505-4063

jhanley@equitybank.com

Unaudited Financial Tables

•	Table 1. Selected Financial Highlights
•	Table 2. Year-to-Date Analysis of Changes in Net Interest Income
•	Table 3. Quarterly Analysis of Changes in Net Interest Income
•	Table 4. Consolidated Balance Sheets
•	Table 5. Consolidated Statements of Income
•	Table 6. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 01/23/2020

TABLE 1. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Statement of Income Data
Net interest income	$32,405	$31,526	$31,288	$30,639	$33,336
Provision for loan losses	1,055	679	974	15,646	750
Net gains (losses) from securities transactions	(3)	4	7	6	5
Other non-interest income	6,644	6,568	6,444	5,318	5,444
Total non-interest income	6,641	6,572	6,451	5,324	5,449
Merger expense	—	—	276	639	938
Other non-interest expense	24,846	24,223	24,747	24,904	24,200
Total non-interest expense	24,846	24,223	25,023	25,543	25,138
Income (loss) before income taxes	13,145	13,196	11,742	(5,226)	12,897
Provision for income taxes (benefits)	3,131	2,790	2,510	(1,153)	2,972
Net income (loss)	10,014	10,406	9,232	(4,073)	9,925
Net income (loss) allocable to common stockholders	10,014	10,406	9,232	(4,073)	9,925
Basic earnings (loss) per share	0.65	0.67	0.59	(0.26)	0.63
Diluted earnings (loss) per share	0.64	0.66	0.58	(0.26)	0.62

Balance Sheet Data (at period end)
Available-for-sale securities	$142,067	$152,680	$161,082	$166,355	$168,875
Held-to-maturity securities	769,059	764,163	766,950	749,493	748,356
Gross loans held for investment	2,556,652	2,600,924	2,679,985	2,618,986	2,575,408
Allowance for loan losses	12,232	17,875	17,777	26,340	11,454
Intangible assets, net	157,518	158,350	159,147	159,944	154,665
Total assets	3,949,578	4,074,663	4,180,074	4,065,354	4,061,716
Total deposits	3,063,516	3,106,929	3,185,893	3,260,870	3,123,447
Non-time deposits	2,230,346	2,177,820	2,192,534	2,220,110	2,115,541
Borrowings	383,632	480,000	515,582	331,221	464,676
Total liabilities	3,471,518	3,607,613	3,721,668	3,611,891	3,605,775
Total stockholders’ equity	478,060	467,050	458,406	453,463	455,941
Tangible common equity*	320,542	308,700	299,259	293,519	301,276

Selected Average Balance Sheet Data (quarterly average)
Investment securities	$911,923	$926,839	$924,914	$918,804	$893,642
Total gross loans receivable	2,568,301	2,646,454	2,655,256	2,560,030	2,590,610
Interest-earnings assets	3,563,642	3,657,970	3,665,618	3,560,815	3,578,487
Total assets	3,932,909	4,030,606	4,025,764	3,926,359	3,935,722
Interest-bearing deposits	2,563,519	2,673,007	2,726,443	2,709,596	2,501,227
Borrowings	377,561	390,562	347,103	269,492	480,417
Total interest-bearing liabilities	2,941,080	3,063,569	3,073,546	2,979,088	2,981,644
Total deposits	3,055,275	3,152,785	3,200,624	3,178,164	2,991,657
Total liabilities	3,459,347	3,567,354	3,568,661	3,466,646	3,486,272
Total stockholders' equity	473,562	463,252	457,103	459,713	449,450
Tangible common equity*	315,569	304,492	297,541	302,398	294,506

Performance ratios
Return on average assets (ROAA) annualized	1.01%	1.02%	0.92%	(0.42)%	1.00%
Return on average equity (ROAE) annualized	8.39%	8.91%	8.10%	(3.59)%	8.76%
Return on average tangible common equity (ROATCE) annualized*	13.42%	14.38%	13.29%	(4.62)%	14.17%
Yield on loans annualized	5.67%	5.70%	5.74%	5.79%	5.91%
Cost of interest-bearing deposits annualized	1.32%	1.56%	1.64%	1.61%	1.45%
Cost of total deposits annualized	1.11%	1.32%	1.40%	1.37%	1.21%
Net interest margin annualized	3.61%	3.42%	3.42%	3.49%	3.70%
Efficiency ratio*	63.63%	63.59%	65.59%	69.26%	62.40%
Non-interest income / average assets	0.67%	0.65%	0.64%	0.55%	0.55%
Non-interest expense / average assets	2.51%	2.38%	2.49%	2.64%	2.53%

Equity Bancshares, Inc.

PRESS RELEASE - 01/23/2020

Capital Ratios
Tier 1 Leverage Ratio	9.02%	8.48%	8.26%	8.37%	8.60%
Common Equity Tier 1 Capital Ratio	11.63%	11.05%	10.46%	10.46%	10.95%
Tier 1 Risk Based Capital Ratio	12.15%	11.56%	10.95%	10.96%	11.45%
Total Risk Based Capital Ratio	12.59%	12.19%	11.56%	11.87%	11.86%
Total stockholders' equity to total assets	12.10%	11.46%	10.97%	11.15%	11.23%
Tangible common equity to tangible assets*	8.45%	7.88%	7.44%	7.52%	7.71%
Book value per common share	$30.95	$30.25	$29.45	$28.66	$28.87
Tangible book value per common share*	$20.75	$19.99	$19.23	$18.55	$19.08
Tangible book value per diluted common share*	$20.39	$19.73	$18.99	$18.30	$18.73

* The value noted is considered a Non-GAAP financial measure.  For a reconciliation of Non-GAAP financial measures, see Table 6. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 01/23/2020

TABLE 2. YEAR-TO-DATE ANALYSIS OF CHANGES IN NET INTEREST INCOME (Unaudited)

(Dollars in thousands)

	For the year ended			For the year ended
	December 31, 2019			December 31, 2018
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)	$2,607,640	$149,298	5.73%	$2,388,509	$137,048	5.74%
Total securities	920,618	23,519	2.55%	805,855	22,032	2.73%
Federal funds sold and other	83,887	2,682	3.20%	77,681	2,476	3.19%
Total interest-earning assets	3,612,145	175,499	4.86%	3,272,045	161,556	4.94%
Interest-bearing liabilities
Total interest-bearing demand and savings	1,699,952	21,008	1.24%	1,401,326	12,683	0.91%
Certificates of deposit	967,803	19,906	2.06%	836,298	13,004	1.56%
Total interest-bearing deposits	2,667,755	40,914	1.53%	2,237,624	25,687	1.15%
FHLB advances & LOC	277,328	6,667	2.40%	430,490	9,039	2.10%
Other borrowings	69,270	2,060	2.97%	72,062	2,032	2.82%
Total interest-bearing liabilities	3,014,353	49,641	1.65%	2,740,176	36,758	1.34%

Net interest income		$125,858			$124,798
Interest rate spread			3.21%			3.60%

Net interest margin (2)			3.48%			3.81%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed.  Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

	For the year ended
	December 31, 2019 vs. 2018
	Total Increase/(Decrease)
	Volume Variance(1)	Yield/Rate Variance(1)	Total Variance
Interest-earning assets
Loans	$12,547	$(297)	$12,250
Total securities	2,955	(1,468)	1,487
Federal funds sold and other	198	8	206
Total interest-earning assets	15,700	(1,757)	13,943
Interest-bearing liabilities
Total interest-bearing demand and savings	3,125	5,200	8,325
Certificates of deposit	2,261	4,641	6,902
Total interest-bearing deposits	5,386	9,841	15,227
FHLB advances & LOC	(3,548)	1,176	(2,372)
Other borrowings	(80)	108	28
Total interest-bearing liabilities	1,758	11,125	12,883

Net interest income	$13,942	$(12,882)	$1,060

(1) The effect of changes in volume is determined by multiplying the change in volume by the previous year's average rate. Similarly, the effect of rate changes is calculated by multiplying the change in average rate by the prior year's volume. The changes attributable to both volume and rate, which cannot be segregated, have been allocated to the volume variance and the rate variance in proportion to the relationship of the absolute dollar amount of the change in each.

Equity Bancshares, Inc.

PRESS RELEASE - 01/23/2020

TABLE 3. QUARTERLY ANALYSIS OF CHANGES IN NET INTEREST INCOME (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	December 31, 2019			December 31, 2018
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)	$2,568,301	$36,687	5.67%	$2,590,610	$38,564	5.91%
Total securities	911,923	5,652	2.46%	893,642	6,360	2.82%
Federal funds sold and other	83,418	645	3.07%	94,235	656	2.76%
Total interest-earning assets	3,563,642	42,984	4.79%	3,578,487	45,580	5.05%
Interest-bearing liabilities
Total interest-bearing demand and savings	1,683,157	4,094	0.97%	1,524,972	4,528	1.18%
Certificates of deposit	880,362	4,439	2.00%	976,255	4,593	1.87%
Total interest-bearing deposits	2,563,519	8,533	1.32%	2,501,227	9,121	1.45%
FHLB advances & LOC	310,592	1,564	2.00%	395,239	2,491	2.50%
Other borrowings	66,969	482	2.86%	85,178	632	2.94%
Total interest-bearing liabilities	2,941,080	10,579	1.43%	2,981,644	12,244	1.63%

Net interest income		$32,405			$33,336
Interest rate spread			3.36%			3.42%

Net interest margin (2)			3.61%			3.70%
(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed.  Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

	For the three months ended
	December 31, 2019 vs. 2018
	Total Increase/(Decrease)
	Volume Variance(1)	Yield/Rate Variance (1)	Total Variance
Interest-earning assets
Loans	$(330)	$(1,547)	$(1,877)
Total securities	126	(834)	(708)
Federal funds sold and other	(79)	68	(11)
Total interest-earning assets	(283)	(2,313)	(2,596)
Interest-bearing liabilities
Total interest-bearing demand and savings	449	(883)	(434)
Certificates of deposit	(470)	316	(154)
Total interest-bearing deposits	(21)	(567)	(588)
FHLB advances & LOC	(478)	(449)	(927)
Other borrowings	(119)	(31)	(150)
Total interest-bearing liabilities	(618)	(1,047)	(1,665)

Net interest income	$335	$(1,266)	$(931)

(1) The effect of changes in volume is determined by multiplying the change in volume by the previous year's average rate. Similarly, the effect of rate changes is calculated by multiplying the change in average rate by the prior year's volume. The changes attributable to both volume and rate, which cannot be segregated, have been allocated to the volume variance and the rate variance in proportion to the relationship of the absolute dollar amount of the change in each.

Equity Bancshares, Inc.

PRESS RELEASE - 01/23/2020

TABLE 4. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	December 31,	December 31,
	2019	2018
ASSETS
Cash and due from banks	$88,973	$192,735
Federal funds sold	318	83
Cash and cash equivalents	89,291	192,818
Interest-bearing time deposits in other banks	2,498	4,991
Available-for-sale securities	142,067	168,875
Held-to-maturity securities, fair value of $783,912 and $739,989	769,059	748,356
Loans held for sale	5,933	2,972
Loans, net of allowance for loan losses of $12,232 and $11,454	2,544,420	2,563,954
Other real estate owned, net	8,293	6,372
Premises and equipment, net	84,478	80,442
Bank-owned life insurance	75,103	73,105
Federal Reserve Bank and Federal Home Loan Bank stock	31,137	29,214
Interest receivable	15,738	17,372
Goodwill	136,432	131,712
Core deposit intangibles, net	19,907	21,725
Other	25,222	19,808
Total assets	$3,949,578	$4,061,716
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$481,298	$503,831
Total non-interest-bearing deposits	481,298	503,831
Savings, NOW and money market	1,749,048	1,611,710
Time	833,170	1,007,906
Total interest-bearing deposits	2,582,218	2,619,616
Total deposits	3,063,516	3,123,447
Federal funds purchased and retail repurchase agreements	35,708	50,068
Federal Home Loan Bank advances	324,373	384,898
Bank stock loan	8,990	15,450
Subordinated debentures	14,561	14,260
Contractual obligations	5,836	3,965
Interest payable and other liabilities	18,534	13,687
Total liabilities	3,471,518	3,605,775
Commitments and contingent liabilities
Stockholders’ equity
Common stock	174	173
Additional paid-in capital	382,731	379,085
Retained earnings	125,757	101,326
Accumulated other comprehensive loss	(3)	(4,867)
Employee stock loans	(77)	(121)
Treasury stock	(30,522)	(19,655)
Total stockholders’ equity	478,060	455,941
Total liabilities and stockholders’ equity	$3,949,578	$4,061,716

Equity Bancshares, Inc.

PRESS RELEASE - 01/23/2020

TABLE 5. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Interest and dividend income
Loans, including fees	$36,687	$38,564	$149,298	$137,048
Securities, taxable	4,615	5,272	19,339	17,943
Securities, nontaxable	1,037	1,088	4,180	4,089
Federal funds sold and other	645	656	2,682	2,476
Total interest and dividend income	42,984	45,580	175,499	161,556
Interest expense
Deposits	8,533	9,121	40,914	25,687
Federal funds purchased and retail repurchase agreements	39	37	155	114
Federal Home Loan Bank advances	1,564	2,491	6,667	9,039
Bank stock loan	147	283	654	731
Subordinated debentures	296	312	1,251	1,187
Total interest expense	10,579	12,244	49,641	36,758

Net interest income	32,405	33,336	125,858	124,798
Provision for loan losses	1,055	750	18,354	3,961
Net interest income after provision for loan losses	31,350	32,586	107,504	120,837
Non-interest income
Service charges and fees	2,241	2,029	8,672	7,250
Debit card income	2,101	1,736	8,230	6,178
Mortgage banking	770	281	2,469	1,298
Increase in value of bank-owned life insurance	503	518	1,997	2,199
Net gains (losses) from securities transactions	(3)	5	14	(9)
Other	1,029	880	3,606	2,809
Total non-interest income	6,641	5,449	24,988	19,725
Non-interest expense
Salaries and employee benefits	11,918	13,137	52,122	48,018
Net occupancy and equipment	2,342	2,188	8,674	8,126
Data processing	2,688	2,257	10,124	8,094
Professional fees	1,358	1,157	4,733	3,402
Advertising and business development	901	916	3,075	3,002
Telecommunications	486	523	2,079	1,775
FDIC insurance	109	325	1,228	1,536
Courier and postage	328	304	1,348	1,183
Free nationwide ATM cost	440	369	1,680	1,355
Amortization of core deposit intangibles	821	740	3,169	2,443
Loan expense	267	195	875	1,005
Other real estate owned	381	(23)	707	(71)
Merger expenses	—	938	915	7,462
Other	2,807	2,112	8,906	7,057
Total non-interest expense	24,846	25,138	99,635	94,387
Income before income tax	13,145	12,897	32,857	46,175
Provision for income taxes	3,131	2,972	7,278	10,350
Net income and net income allocable to common stockholders	$10,014	$9,925	$25,579	$35,825
Basic earnings per share	$0.65	$0.63	$1.64	$2.33
Diluted earnings per share	$0.64	$0.62	$1.61	$2.28

Equity Bancshares, Inc.

PRESS RELEASE - 01/23/2020

TABLE 6. Non-GAAP Financial Measures (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Total stockholders' equity	$478,060	$467,050	$458,406	$453,463	$455,941
Less: goodwill	136,432	136,432	136,432	136,432	131,712
Less: core deposit intangibles, net	19,907	20,727	21,512	22,296	21,725
Less: mortgage servicing asset, net	5	7	8	10	11
Less: naming rights, net	1,174	1,184	1,195	1,206	1,217
Tangible common equity	$320,542	$308,700	$299,259	$293,519	$301,276
Common shares issued at period end	15,444,434	15,440,334	15,563,873	15,820,303	15,793,095
RSU shares vested	—	—	—	108	—
Common shares outstanding at period end	15,444,434	15,440,334	15,563,873	15,820,411	15,793,095
Diluted common shares outstanding at period end	15,719,810	15,647,456	15,758,747	16,036,700	16,085,729
Book value per common share	$30.95	$30.25	$29.45	$28.66	$28.87
Tangible book value per common share	$20.75	$19.99	$19.23	$18.55	$19.08
Tangible book value per diluted common share	$20.39	$19.73	$18.99	$18.30	$18.73

Total assets	$3,949,578	$4,074,663	$4,180,074	$4,065,354	$4,061,716
Less: goodwill	136,432	136,432	136,432	136,432	131,712
Less: core deposit intangibles, net	19,907	20,727	21,512	22,296	21,725
Less: mortgage servicing asset, net	5	7	8	10	11
Less: naming rights, net	1,174	1,184	1,195	1,206	1,217
Tangible assets	$3,792,060	$3,916,313	$4,020,927	$3,905,410	$3,907,051
Total stockholders' equity to total assets	12.10%	11.46%	10.97%	11.15%	11.23%
Tangible common equity to tangible assets	8.45%	7.88%	7.44%	7.52%	7.71%
Total average stockholders' equity	$473,562	$463,252	$457,103	$459,713	$449,450
Less: average intangible assets	157,993	158,760	159,562	157,315	154,944
Average tangible common equity	$315,569	$304,492	$297,541	$302,398	$294,506
Net income (loss) allocable to common stockholders	$10,014	$10,406	$9,232	$(4,073)	$9,925
Amortization of intangible assets	833	797	797	791	752
Less: tax effect of intangible assets amortization	175	167	167	166	158
Adjusted net income (loss) allocable to common stockholders	$10,672	$11,036	$9,862	$(3,448)	$10,519
Return on total average stockholders' equity (ROAE) annualized	8.39%	8.91%	8.10%	(3.59)%	8.76%
Return on average tangible common equity (ROATCE) annualized	13.42%	14.38%	13.29%	(4.62)%	14.17%
Non-interest expense	$24,846	$24,223	$25,023	$25,543	$25,138
Less: merger expenses	—	—	276	639	938
Non-interest expense, excluding merger expenses	$24,846	$24,223	$24,747	$24,904	$24,200
Net interest income	$32,405	$31,526	$31,288	$30,639	$33,336
Non-interest income	6,641	6,572	6,451	5,324	5,449
Less: net gains (losses) from securities transactions	(3)	4	7	6	5
Non-interest income, excluding gains (losses) from securities transactions	$6,644	$6,568	$6,444	$5,318	$5,444
Net interest income plus non-interest income, excluding net gains (losses) from securities transactions	$39,049	$38,094	$37,732	$35,957	$38,780
Non-interest expense to net interest income plus non-interest income	63.63%	63.58%	66.31%	71.03%	64.81%
Efficiency ratio	63.63%	63.59%	65.59%	69.26%	62.40%